                                                                Registration No.

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                            MULTICOM PUBLISHING, INC.

             (Exact name of registrant as specified in its charter)

             Washington                                91-1551337
   (State or other jurisdiction             (I.R.S. employer identification no.)
  of incorporation or organization)

                           1100 Olive Way, Suite 1250
                                Seattle, WA 98101
               (Address of principal executive offices) (Zip code)

                            MULTICOM PUBLISHING, INC.
                   AMENDED AND RESTATED 1994 STOCK OPTION PLAN
                    1996 OUTSIDE DIRECTORS STOCK OPTION PLAN
                          INDIVIDUAL OPTION AGREEMENTS
                            (Full title of the plan)

                                Tamara L. Attard
                      Chairman and Chief Executive Officer
                            Multicom Publishing, Inc.
                           188 Embarcadero, 7th Floor
                             San Francisco, CA 94105
                     (Name and address of agent for service)

Telephone number, including area code, of agent for service:  415/777-5300

This registration statement, including all exhibits and attachments, contains 26 pages. The exhibit index may be found on page 8 of the consecutively numbered pages of the registration statement.

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.



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
- --------------------------------------------------------------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

- --------------------------------------------------------------------------------------------------------------------


                                                               Proposed              Proposed
Title of                                                       maximum               maximum
securities                                      Amount         offering              aggregate        Amount of
to be                                           to be          price per             offering         registration
registered                                      registered     share1                price1           fee
- --------------------------------------------------------------------------------------------------------------------


Amended and Restated 1994 Stock Option Plan
Common Stock                                     666,608         $6.38             $4,252,959.04       $    1,466.55
Par Value $.01                                   582,544         $4.91             $2,860,291.04       $      986.31
(including options
to acquire such
Common Stock)

Individual Stock Option Agreements

Common Stock                                     499,000         $0.78             $  389,220.00       $      134.21
Par Value $.01
(including options
to acquire such
Common Stock)

1996 Outside Directors Stock Option Plan

Common Stock                                      92,500         $6.38             $  590,150.00       $      203.50
Par Value $.01                                     7,500         $6.50             $   48,750.00       $       16.81
(including options
to acquire such
Common Stock)

TOTAL                                          1,848,152                           $8,141,370.08       $    2,807.38

- --------
         1 Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. As to shares subject to outstanding but unexercised options, the price is computed on the basis of the weighted average exercise price. As to the remaining shares, the price is based upon the average of the high and low prices of the Common Stock on July 15, 1996, as reported on the National Association of Securities Dealers Automated Quotations System small cap market.



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



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference

                  Multicom Publishing, Inc. (the "Company") hereby incorporates by reference in this registration statement the following documents:

                  (a) The Company's latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act") containing audited financial statements for the Company's latest fiscal year ended June 30, 1995. The prospectus is included in the Company's Registration Statement on Form SB-2 (No. 333-4704-LA, effective June 24, 1996).

                  (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the registrant document referred to in (a) above.

                  (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form SB-2 (No. 333-4704-LA, effective June 24, 1996) filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

                  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.           Description of Securities

                  The class of securities to be offered is registered under
Section 12 of the Exchange Act.

Item 5.           Interests of Named Experts and Counsel

                  Inapplicable.



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



Item 6.           Indemnification of Directors and Officers

                  The Washington Business Corporations Act includes a provision (Section 23B.08.320 of the Revised Code of Washington) that permits a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for his or her acts or omissions as a director, except in certain circumstances involving intentional misconduct, self dealing or illegal corporate loans or distributions, or any transaction from which the director personally benefits. Such indemnification may continue as to a person who has ceased to be a director, officer, employee or agent of the Company and shall insure to the benefit of his or her heirs and personal representatives.

                  The Company has adopted provisions in its Articles of Incorporation which eliminate the personal liability of its directors to the Company and its shareholders for monetary damages for breach or alleged breach of their duty of care. The Bylaws of the Company provide for indemnification of its directors, officers, employees and agents to the full extent permitted by the Washington Business Corporations Act or other applicable law. The Washington Business Corporations Act (Sections 23B.08.500 through 23B.08.600 of the Revised Code of Washington) authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities arising under the Securities Act.

Item 7.           Exemption From Registration Claimed

                  Inapplicable.

Item 8.           Exhibits

                  See Exhibit Index.

Item 9.           Undertakings

                  (a) Rule 415 Offering

                  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                             (i)   To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;



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                             (ii)           To reflect in the prospectus any
facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                             (iii)          To include any material information
with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(l)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Filing incorporating subsequent Exchange Act documents by reference

                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Request for acceleration of effective date or filing of registration statement on Form S-8

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore,



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



unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    SIGNATURE

          Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California on July 16, 1996.

                                  Multicom Publishing, Inc.


                                  By:   /s/ Tamara L. Attard
                                        --------------------------------------
                                            Tamara L. Attard, Chairman of the
                                            Board of Directors and Chief
                                            Executive Officer



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



                                POWER OF ATTORNEY

         The officers and directors of Multicom Publishing, Inc. whose signatures appear below, hereby constitute and appoint Tamara L. Attard and Ellen R. M. Boyer, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or her substitutes, shall do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on July 16, 1996.

Signature                         Title
- ------------------------------------------------------------------------------




/s/ Tamara L. Attard
- --------------------------
Tamara L. Attard                  Chief Executive Officer and Chairman of
                                  the Board (Principal Executive Officer)

/s/ Paul G. Attard
- --------------------------
Paul G. Attard                    President, Chief Operating Officer and
                                  Director

/s/ Ellen R. M. Boyer
- --------------------------
Ellen R. M. Boyer                 Vice President, Finance and
                                  Administration and Chief Financial Officer
                                  (Principal Financial and Accounting
                                  Officer)

/s/ Larry Hartsook
- --------------------------
Larry Hartsook                    Director

/s/ William H. Luden III
- --------------------------
William H. Luden III              Director

/s/ Henrik Vanderlip
- --------------------------
Henrik Vanderlip                  Director



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                                  EXHIBIT INDEX

                                                                        Sequentially
                                                                        Numbered Page
                                                                        -------------
         4.1      Certificate of Information to Amended and
                  Restated Articles of Incorporation of the
                  Company                                                     09

         4.2      Amended and Restated Articles of
                  Incorporation of the Company                                16

         4.3      Restated Bylaws of the Company is
                  incorporated by reference to Exhibit 3.2 to the
                  Company's Registration Statement on
                  Form SB-2 filed with the Securities and
                  Exchange Commission (No. 333-4704-LA,
                  effective June 24, 1996)                                    --

         5        Opinion re legality                                         24

         23.1     Consent of Counsel (included in Exhibit 5)                  --

         23.2     Consent of Price Waterhouse LLP                             26

         24       Power of Attorney (included in signature
                  pages to this registration statement)                       --




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